SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 April 25, 2000

                Date of Report (Date of earliest event reported)


                                    WOM, INC.
             (Exact name of registrant as specified in its charter)


   New York                     000-28789                   14-1818862
(State or other                (Commission                (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
Incorporation)

1151 Flatbush Road, Kingston, New York                        12401
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (914) 336-7700

Item 7.           Financial Statements and Exhibits


(a)      Financial statements of businesses acquired

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on or about May 10, 2000 (the "Initial Report") by including the financial statements the Initial Report indicated would be filed by July 10, 2000.

(c)      Exhibits

         Exhibit No.                Title

         27.1                       Financial Data Schedule

[LOGO]            Urbach Kahn & Werlin PC
                  Certified Public Accountants

  Independent Auditor's Report


To the Board of Directors and Shareholders
WOM, Inc.

We have audited the accompanying balance sheets of WOM, Inc. as of March 31, 2000 and April 25, 2000, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from inception, December 14, 1999, to March 31, 2000 and April 1, 2000 through April 25, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WOM, Inc. as at March 31, 2000 and April 25, 2000, and the results of its operations and its cash flows for the periods from inception, December 14, 1999, to March 31, 2000 and April 1, 2000 through April 25, 2000, in conformity with generally accepted accounting principles.





                                              /s/ URBACH KAHN & WERLIN PC


July 10, 2000
Albany, New York

                                    WOM, INC.
                                  BALANCE SHEET


                                                                              April 25, 2000         March 31, 2000
                                     ASSETS

Cash                                                                           $  54                  $   54



                      LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued expenses                                                               $ 100                 $   100
    Total Liabilities                                                            100                     100

Shareholders' Equity:
Common stock, $.01 par value, 250,000 shares authorized;
    issued 135,886 at April 25, 2000 and 100 at March 31, 2000                 1,359                       1
Additional paid in capital                                                         -                      99
Accumulated deficit                                                           (1,405)                   (146)
      Total Shareholders' Equity (Deficit)                                       (46)                    (46)
      Total Liabilities and Shareholder's Equity                               $  54                  $   54


See accompanying notes to financial statements.

                                    WOM, INC.
                             STATEMENT OF OPERATIONS

                                                                Period April 1, 2000      Period December 14, 1999
                                                                      through                     through
                                                                   April 25, 2000              March 31, 2000
                                                                 --------------------     ------------------------
Costs and Expenses:
    Selling, general and
      administrative expenses                                     $           -                $         46
                                                                   -------------                ------------
      Total Costs and Expenses                                                -                          46
                                                                   -------------                ------------
Loss Before Income Taxes                                                      -                         (46)

Provision for Income Taxes                                                    -                        (100)
                                                                   -------------                ------------
Net Loss                                                         $            -                $       (146)
                                                                   =============                ============


See accompanying notes to financial statements.


                                    WOM, INC.
             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For The Period December 14, 1999 (Inception) Through March 31, 2000 and April 1, 2000 Through April 25, 2000



                                                                 Additional        Retained Earnings
                                           Common Stock        Pain-In Capital         (Deficit)              Total
                                           ------------        ---------------      -----------------         -----

Initial Capitalization
December 14, 1999                           $       1           $      99            $                        $ 100


Net loss for the year                                                                     (146)                (146)
                                             ---------           ----------          ----------------         -------

Balance at March 31, 2000                    $      1            $     99             $   (146)               $ (46)


Issuance of common stock                        1,358                 (99)              (1,259)                   0
                                             ---------           ----------           ----------------        ------

Balance at April 25, 2000                       1,359                   0               (1,405)                 (46)
                                             =========           ==========           ================        =======

See accompanying notes to financial statements.


                                   WOM, INC.
                             STATEMENT OF CASH FLOWS

                                                                                Period                   Period
                                                                             April 1, 2000           December 14, 2000
                                                                                Through                   Through
                                                                              March 31, 2000           April 25, 2000
Operating Activities:
    Net loss                                                                   $      -               $      (146)
Adjustments:
    Increase in accrued expenses                                                      -                       100
                                                                                --------                 ---------
    Net Cash Used
      By Operating Activities                                                         -                       (46)
                                                                                --------                 ---------
Financing Activities:
    Initial Capitalization                                                            -                       100
                                                                                --------                 ---------
    Net Cash Provided By Financing Activities                                         -                       100
                                                                                --------                 ---------
Increase in Cash                                                                      -                        54
Cash Beginning                                                                       54                         0
                                                                                --------                 ---------
Cash Ending                                                                    $     54               $        54
Supplemental Cash Flow Information:                                             ========                 =========
    Interest paid                                                              $      0               $         0
    Income taxes paid                                                                 0                         0



See accompanying notes to financial statements.

                                    WOM, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 ORGANIZATION

WOM, Inc. ("WOM") was incorporated in December 1999 by Besicorp Ltd. ("Besicorp"), by the contribution of $100 in exchange for 100 shares of WOM common stock in order to effectuate a spin-off prior to the merger of Besicorp. WOM was established in order to permit the named plaintiff in the Bansbach Litigation to remain eligible to maintain the Bansbach Litigation (see Note 2). Capitalized terms used without being defined herein shall have the meanings ascribed to such terms by WOM's Annual Report on Form 10-KSB for the year ended March 31, 2000 filed with the Securities and Exchange Commission on or about June 29, 2000.


NOTE 2 BANSBACH LITIGATION

The Bansbach Litigation is a shareholder derivative action that was commenced in August 1997 by John Bansbach who was seeking to recover certain legal fees and expenses paid by Besicorp Group Inc. ("Old Besicorp") to or on behalf of certain officers and directors of Old Besicorp in connection with the Proceeding (as defined below).

The Proceeding is an action that was brought in the United States District Court for the Southern District of New York in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. In connection with the Proceeding, in June 1997, Old Besicorp and Michael F. Zinn (then the Chairman of the Board, President and Chief Executive Officer of Old Besicorp and currently the Chairman of the Board, President and Chief Executive Officer of Besicorp and the Chairman of the Board, President and Chief Executive Officer of WOM), each entered a guilty plea to one count of causing a false statement to be made to the Federal Election Commission and one count of filing a false tax return. As a result of such pleas, Old Besicorp was fined $36,400, and Mr. Zinn was fined $36,673 and sentenced to a six-month term of incarceration (which commenced in November 1997 and has been completed), and a two-year term (which commenced in May 1998 and was terminated before the scheduled end of the term) of supervised release thereafter. He resigned as Chairman of the Board, President and Chief Executive Officer of Old Besicorp in November 1997 and was reappointed to such positions in May 1998.

Old Besicorp paid certain legal expenses incurred by certain officers and directors in connection with the Proceeding. As of March 31, 2000, 1999 and 1998, the amounts paid on behalf of Michael F. Zinn in connection with the Proceeding equaled $338,517. In addition, Old Besicorp reimbursed him for the legal fees and expenses (approximately $39,180) which had been incurred by third parties in connection with the Proceeding and which had been paid by him. In addition, Old Besicorp paid additional legal fees and disbursements of approximately $742,576 incurred in connection with the Proceeding by Old Besicorp, certain directors, officers, and employees and their spouses who were defendants or actual or potential witnesses in this matter.

In August 1997, after Old Besicorp and Mr. Zinn had entered their pleas, Mr. Bansbach commenced the Bansbach Litigation. Old Besicorp was named as a nominal defendant in this shareholder derivative action and the other named defendants either were officers and/or directors of Old Besicorp at the time of the alleged acts (or omissions) for which the plaintiff seeks relief or became officers and/or directors of Old Besicorp afterwards. The plaintiff sought to hold the defendants other than Old Besicorp liable to Old Besicorp for: (a) all sums advanced to or on behalf of Michael F. Zinn in connection with his defense of the Proceeding; (b) all sums advanced to or on behalf of Michael Daley, who at the time was the Vice President, Chief Financial Officer and Corporate Secretary of Old Besicorp (and who is currently a director, Executive Vice President and Chief Financial Officer of Besicorp) and was subpoenaed for information in connection with the Proceeding; (c) all legal expenses, costs and fines incurred by Old Besicorp itself in connection with the Proceeding; (d) all harm to Old Besicorp's reputation and goodwill resulting from the Proceeding; (e) punitive damages; and (f) plaintiffs attorneys' fees, costs and expenses. If Bansbach ultimately prevails on all of his claims, the Bansbach Litigation could result in the recovery of approximately $1 million, excluding interest and punitive damages.

The trial court dismissed the action, stating that the plaintiff had failed to make the requisite pre-suit demand upon the Old Besicorp Board and had failed to demonstrate that such a demand would be futile. The plaintiff appealed this decision. On February 4, 1999, the Appellate Division reversed the trial court's dismissal and reinstated the action finding that the bare allegations of the complaint sufficiently alleged that a pre-suit demand on the Old Besicorp Board would have been futile. The parties to the Bansbach Litigation are currently engaged in the discovery process.

By this time, Old Besicorp had entered into an agreement to merge with another company and to distribute certain of its businesses to Besicorp Ltd. (the "Prior Plan of Merger") and on March 1, 1999 Old Besicorp distributed proxy materials for a special meeting of its shareholders to adopt the Prior Plan of Merger. The meeting was scheduled for March 19, 1999 and it was contemplated that if the Prior Plan of Merger was approved by Old Besicorp shareholders the Prior Merger would occur shortly afterwards. Effectuation of the Prior Merger would adversely affect the Bansbach Litigation and the Lichtenberg Litigation.

On March 5, 1999, James Lichtenberg and Mr. Bansbach commenced litigation (the "March Litigation") by filing a complaint (the "March Complaint"). The March Complaint alleged that (i) the proxy statement sent to Old Besicorp's shareholders in connection with the meeting of Old Besicorp's shareholders to adopt the Prior Plan of Merger was materially misleading because it failed to adequately disclose all available material information regarding the effect of the Prior Merger on the Derivative Litigation, i.e., the Bansbach Litigation and the Lichtenberg Litigation; (ii) the Prior Merger was intentionally structured to accomplish the termination of the Derivative Litigation; and (iii) Old Besicorp and its directors breached their fiduciary duty by (a) intentionally structuring the Prior Merger so as to cause the termination of the Derivative Litigation, (b) failing to retain independent counsel to act on behalf of Old Besicorp's minority shareholders, (c) failing to retain an independent investment banker to opine on the fairness of the Prior Merger to Old Besicorp's minority shareholders, (d) failing to form an independent committee to ensure that the Prior Merger was fair to and in the best interests of Old Besicorp's minority shareholders, and (e) providing for a $1 million bonus to Mr. Zinn and a $500,000 bonus to Mr. Daley, which the March Complaint deemed to be excessive and/or unwarranted compensation.

The March Complaint sought injunctive relief directing full disclosure of the financial impact on Old Besicorp's shareholders of the termination of the Derivative Litigation and full disclosure of the alleged intentional structuring of the Prior Merger to cause the termination of the Derivative Litigation. The March Complaint also sought an order directing that the Derivative Litigation be transferred to Besicorp, that the Prior Merger Consideration payable to Mr. Zinn and two former directors and executive officers of Old Besicorp, Martin E. Enowitz and Steven I. Eisenberg, for their shares of Old Besicorp's common stock (which are subject to the Lichtenberg Litigation) be held in escrow, and that certain amounts at issue in the Bansbach Litigation be held in escrow pending final adjudication of the respective actions. The March Complaint also sought unspecified money damages.

On March 18,  1999,  the  District  Court  entered an order (the  "Prior  Merger
Order") which required Old Besicorp to assign the contingent assets and/or liabilities comprising Old Besicorp's interests in the Derivative Litigation to Besicorp before the Prior Merger. The Prior Contribution Agreement effected Old Besicorp's assignment of the contingent assets and/or liabilities comprising Old Besicorp's interests in the Derivative Litigation to Besicorp. The Prior Merger Order also required (i) defendants Messrs. Zinn, Eisenberg and Enowitz to take no action to place the Prior Merger Consideration they would receive in the Prior Merger beyond the reach of the United States courts so as to render the defendants unable to satisfy any judgment which may be rendered in the Lichtenberg Action; and (ii) the plaintiffs to post a bond in the amount of $100,000 within seven days of the date of the order, which bond was posted. Besicorp filed a motion for reconsideration of the Prior Merger Order and the District Court in June 1999 denied this motion (the "June Order"). Besicorp appealed the Prior Merger Order and the June Order to the United States Court of Appeals for the Second Circuit. Lichtenberg and Bansbach moved to dismiss the appeal, in part or in whole, based on non-substantive issues concerning the timeliness of the appeal with respect to the Prior Merger Order and the June Order. On February 17, 2000, the Second Circuit issued a decision consisting of a majority opinion and a dissenting opinion. The majority opinion granted the motion to dismiss the appeal as to the Prior Merger Order but not as to the June Order. The dissenting opinion found that the appeal was timely as to the Prior Merger Order. Besicorp has moved for rehearing en banc of the decision granting, in part, the motion to dismiss the appeal.

The Prior Merger Order did not provide for the occurrence following the Prior Merger of a transaction such as the proposed merger of Besicorp Ltd. and Besi Acquisition Corp. (the "Merger"). The effectuation of the Merger ordinarily would adversely affect the named plaintiffs ability to maintain the Bansbach Litigation in a manner similar to that which the Prior Merger Order had attempted to prevent. If Besicorp did not effectuate the Spin-Off, consummation of the Merger would cause the plaintiff in the Bansbach litigation to lose his status as a shareholder of Besicorp, and therefore would cause him to lose his right to prosecute the Bansbach Litigation. Besicorp believed that in order to adhere to the intent of the Prior Merger Order, Besicorp should assign to WOM the interests in the Bansbach Litigation that Besicorp had received from Old Besicorp; by assigning to WOM pursuant to the Spin-Off the interests in the Bansbach Litigation Besicorp had received from Old Besicorp pursuant to the Prior Merger Order (subject to WOM's agreement to return such interests upon the occurrence of a Prior Merger Order Reversal), the plaintiff should retain standing to maintain the Bansbach Litigation. The Lichtenberg Litigation is not being assigned to WOM because the complaint in the Lichtenberg Litigation has been dismissed.

WOM has been assigned the contingent assets comprising Old Besicorp's interests in the Bansbach Litigation that Besicorp received from Old Besicorp as a result of the Prior Merger Order. WOM's management believes that these contingent assets generally consist of any recovery to which Old Besicorp would be entitled as a result of the resolution of the Bansbach Litigation. However, WOM is under no obligation to prosecute the action or to assist the plaintiff, financially or otherwise, in his prosecution of the Bansbach Litigation and WOM has no intention of providing any assistance to the plaintiff. WOM does, however, intend to defend itself from liability to the extent WOM deem appropriate.

WOM has also assumed the contingent liabilities comprising Old Besicorp's interests in the Bansbach Litigation that Besicorp received from Old Besicorp as a result of the Prior Merger Order. WOM's management believes that these contingent liabilities generally consist of any damages for which Old Besicorp would be liable as a result of the resolution of the Bansbach Litigation. Therefore WOM intends to defend itself from liability to the extent it deems appropriate. Reimbursements for the costs of defending itself will be sought from the Escrow Fund. In addition, if WOM is required to pay damages, WOM expects to seek the money to pay such damages from the Escrow Fund unless the judgment prohibited such reimbursement; if any of the other defendants in the Bansbach Litigation, are required to pay damages WOM anticipates that it will indemnify them and seek the money for such indemnification from the Escrow Fund unless either (i) the judgment prohibited such indemnification or (ii)
indemnification is impermissible under the NYBCL. However, there can be no assurance that such amounts will be available from the Escrow Fund or that WOM will be entitled to receive any such monies from the Escrow Fund.

Since the Bansbach Litigation is a shareholder derivative action, if damages are paid by WOM or any other defendant, WOM should be the recipient. However, monies may be deducted for the fees and expenses of the plaintiff's attorneys. It is likely that if WOM receives any amounts, these amounts will be distributed to the holders of WOM Common Stock (except to the extent a court otherwise orders) shortly afterward and that WOM will then be liquidated. In addition, if at any time the Bansbach Litigation is decided in favor of the defendants, or if the Prior Merger Order is reversed, WOM will then be liquidated.

NOTE 3 OPERATIONS

On account of WOM's very limited activities, WOM has no full-time employees and no offices. WOM is not compensating its officers and directors, each of whom is also an officer or director of Besicorp, for the services they render on WOM's behalf. Besicorp has agreed in the Contribution

Agreement to provide WOM with the services of its employees and to allow WOM to use its offices free of charge to the extent that WOM determines is reasonably necessary and for as long as WOM shall seek such services and the use of such offices. It is not anticipated that the value of these services will be material. Should the value become significant, then appropriate charges will be made. WOM has no suppliers, no customers, and, except for WOM's interest in the Bansbach Litigation, WOM is party to no litigation. WOM has no foreign operations and WOM's operations are not subject to any U.S., state, foreign or local laws or regulations (other than those generally applicable to public corporations).


NOTE 4 COMMON STOCK

Prior to the completion of the Besicorp Ltd. merger, WOM issued to Besicorp Ltd. in addition to the 100 shares of WOM Common Stock held by Besicorp Ltd., 135,786 shares of WOM Common Stock, which Besicorp Ltd. distributed on a one share for one share basis to the shareholders of Besicorp Ltd. based on the 135,886 shares of Besicorp Ltd. common stock outstanding on April 25, 2000, the date of the Merger.

NOTE 5 ESCROW FUND (UNAUDITED)

In connection with the Prior Merger, Old Besicorp deposited $6.5 million into the Escrow Fund pursuant to the Escrow Agreement. The Escrow Fund initially served to fund claims for BGI Monitoring Costs, BGI Indemnity Claims and Litigation Costs, which included the Bansbach Litigation. Therefore, in order to provide that the Bansbach Litigation is still covered by the Escrow Fund after the Spin-Off, the Escrow Agreement was amended by the Escrow Agreement Amendment (effective as of the Spin-Off): (i) to provide, by funding claims for WOM Costs, that WOM shall be provided from the Escrow Fund with its reasonable expenses (up to $35,000 per annum) in connection with maintaining WOM's existence, complying with the Exchange Act and the rules and regulations promulgated thereunder, and such other matters as may be reasonably necessary to permit the Bansbach Litigation to continue and (ii) to provide that the Bansbach Litigation will still be covered by the Escrow Agreement following the Spin-Off. In addition, BGI Parent remains entitled to reimbursements for BGI Monitoring Costs and BGI Indemnity Claims and Besicorp remains entitled to reimbursement for Litigation Costs. As of June 27, 2000, the Escrow Fund contained approximately $5.5 million.

                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     BESICORP LTD.



                                  /s/James E. Curtin
                                     ---------------
                                     James E. Curtin
                                     Treasurer
                                    (Principal Financial and Accounting Officer)




Dated: July 10, 2000
       Kingston, New York

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